HOUSTON, TX— August 13, 2013_______ Petro River Oil Corp (the “Company” or “Petro River”) announces today that the Company’s restructuring has resulted in challenging accounting issues and operational integration matters that have required a significant amount of time and human resources in order to complete the fiscal 2013 audit. Petro River continues to work diligently with Marcum LLP, its independent auditors, to provide all the necessary information so they can complete the audit of the Company’s financial statements for the fiscal year ended April 30, 2013 as promptly as possible. At this time, Petro River is not aware of any disagreements with its auditors regarding the Company’s fiscal 2013 financial statements.

The Company currently estimates that the Form 10-K will be filed by August 21, 2013. The Company anticipates that it will be timely in its future filings.

Forward-Looking Statements

This news release contains forward-looking and other statements that are not historical facts. Readers are cautioned not to place undue reliance on forward-looking statements, as there can be no assurance that the plans, intentions or expectations upon which they are based will occur. By their nature, forward-looking statements involve numerous assumptions, known and unknown risks and uncertainties, both general and specific, that contribute to the possibility that the predictions, forecasts, projections and other forward looking statements will not occur, which may cause actual performance and results in future periods to differ materially from any estimates or projections of future performance or results expressed or implied by such forward looking statements.

The forward-looking statements contained in this news release are made as of the date of this news release. Petro River disclaims any intention and assumes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable securities law. Additionally, Petro River undertakes no obligation to comment on the expectations of, or statements made, by third parties in respect of the matters discussed above.

Contact Information:

Investor Relations:

gary@petroriveroil.com

212-596-7090

www.petroriveroil.com